The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-294016
Preliminary Prospectus Supplement dated August 17, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated March 4, 2026)
Beacon Financial Corporation
$
    % Fixed-to-Floating Rate Subordinated Notes due 2036

Beacon Financial Corporation is offering $       aggregate principal amount of our     % fixed-to-floating rate subordinated notes due 2036, which we refer to herein as the “notes.” The notes will rank equally in right of payment with our other unsecured subordinated debt.
The notes will mature on      , 2036. From and including the date of issuance to, but excluding,       , 2031 (unless redeemed prior to such date), the notes will bear interest at a rate of      % per year, payable semiannually in arrears on       and      of each year, commencing on        , 2027. From and including      , 2031 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per year equal to the Benchmark (as defined herein), which is expected to be Three-Month Term SOFR (as defined herein), subject to the provisions described under “Description of the Notes — Payment of Principal and Interest” in this prospectus supplement, plus       basis points, payable quarterly in arrears on      ,      ,       and       of each year, commencing on       , 2031. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.
We may redeem the notes, at our sole option, beginning with the interest payment date of        , 2031 and on any date thereafter, in whole or in part (an “Optional Redemption”), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), to the extent that such approval is then required under the rules of the Federal Reserve. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement.
The notes will be unsecured obligations of ours and will be subordinated in right of payment to all our existing and future senior indebtedness (as defined in our subordinated indenture under which the notes are to be issued and described under “Description of the Notes — Subordination of the Notes” in this prospectus supplement), whether secured or unsecured. There is no sinking fund for the notes. The notes will not be convertible or exchangeable. Because Beacon Financial Corporation is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities, is dependent on dividends, distributions and other payments made to us by our subsidiaries, primarily our wholly-owned subsidiary, Beacon Bank & Trust, which is a Massachusetts-chartered trust company (the “Bank”), and funds we obtain from our corporate borrowings, or sales of our securities. Our right to receive any payments or distribution of cash or assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of our debt securities to participate in the proceeds of those payments or distributions, are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Bank and our other current and future subsidiaries, including, without limitation, the Bank’s liabilities to depositors in connection with the deposits in the Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise. The notes are obligations of Beacon Financial Corporation only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including the Bank.

Investing in the notes involves certain risks. Before investing in the notes, you should consider the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference.
	Per Note	Total
Public offering price	%	$
Underwriting discount(1)	%	$
Proceeds, before expenses, to Beacon Financial Corporation	%	$

(1)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting (Conflicts of Interest)” for details.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve, any state securities commission nor any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants against payment therefor in immediately available funds on or about        , 2026, which is the        business day following the date of pricing of the notes (such settlement being referred to as “T+   ”). See “Underwriting (Conflicts of Interest)” for details.

Joint Book-Running Managers
Keefe, Bruyette & Woods	Piper Sandler & Co.
A Stifel Company
Prospectus Supplement dated          , 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the notes and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated March 4, 2026, which is included as part of our shelf registration statement on Form S-3 (File No. 333-294016). That registration statement and the accompanying prospectus provide more general information about securities that we and any selling shareholder may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in the notes. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.
This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.
In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Beacon,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Beacon Financial Corporation and its consolidated subsidiaries.
Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.
Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy the notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www. beaconfinancialcorporation.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.
We have filed an automatic shelf registration statement on Form S-3 (File No. 333-294016) with the SEC registering the offering of various of our securities, including the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference into the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
•
our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026; as updated by the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 2, 2026, specifically incorporated by reference therein;

•
our quarterly reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 11, 2026 and the quarter ended June 30, 2026, filed with the SEC on August 7, 2026;

•
our current reports on Form 8-K, filed with the SEC on May 7, 2026, May 15, 2026, July 10, 2026, August 3, 2026; and

•
the description of our common stock contained in our registration statement on Form 8-A, as updated by Exhibit 4.3 to our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020, including any other amendment or report filed for the purpose of updating such description.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-iii

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Beacon Financial Corporation
131 Clarendon Street
Boston, Massachusetts 02116
Attention: Corporate Secretary
(617) 425-4600

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and other related federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:
•
changes in interest rates;

•
general economic conditions (including the impact of ongoing armed conflicts, tariffs, inflation, potential U.S. government shutdowns, and concerns about liquidity) on a national basis or in the local markets in which we operate;

•
turbulence in the capital and debt markets;

•
competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives;

•
changes in the value of securities and other assets in our investment portfolio; increases in loan and lease default and charge-off rates;

•
the adequacy of allowances for loan and lease losses;

•
decreases in deposit levels that necessitate increases in borrowing to fund loans and investments;

•
the diversion of management’s attention from ongoing business operations and opportunities;

•
operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics;

•
changes in regulation;

•
the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments;

•
the risk that goodwill and intangibles recorded in our financial statements will become impaired;

•
the risk that we fail to realize the anticipated benefits of our September 1, 2025 merger with Brookline Bancorp, Inc.;

•
changes in assumptions used in making such forward-looking statements; and

•
the other factors and information contained in this prospectus supplement, in the accompanying prospectus and in the other reports and filings that we make with the SEC, including, without limitation, those described in “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated into this prospectus supplement and the accompanying prospectus by reference.

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any

S-v

forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus supplement, in the accompanying prospectus or made by us in any report, filing, document or information incorporated by reference in this prospectus supplement or in the accompanying prospectus speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement, in the accompanying prospectus or in any report, filing, document or information incorporated by reference herein or therein.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY
The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.
Beacon Financial Corporation
Beacon Financial Corporation, a Delaware corporation headquartered in Boston, Massachusetts, is the holding company for the Bank and its subsidiaries including, as of July 1, 2026, Clarendon Private, LLC (“Clarendon Private”). We offer a wide range of commercial, business and retail banking services, including a full complement of cash management products, foreign exchange services, on-line and mobile banking services, consumer and residential loans, and wealth management services. Until July 1, 2026, the Company was also the parent of Clarendon Private. Clarendon Private is a registered investment advisor with the SEC. On July 1, 2026, the Company contributed its ownership interest in Clarendon Private to the Bank, so that Clarendon Private is now a wholly owned subsidiary of the Bank and an indirect subsidiary of the Company. Through the Trust and Investments Division of the Bank and Clarendon Private, we offer a wide range of wealth management services to individuals, families, endowments and foundations to help these clients meet their long-term financial goals.
As a full-service financial institution with 145 banking offices throughout New England and New York, the Bank and its subsidiaries focus their efforts on developing and deepening long-term banking relationships with qualified customers through a full complement of products, excellent customer service, and strong risk management. The Company and the Bank are supervised, examined, and regulated by the Federal Reserve. As a Massachusetts-chartered trust company, the Bank is subject to supervision, examination, and regulation by the Massachusetts Division of Banks. The Federal Deposit Insurance Corporation insures the Bank’s deposits up to $250,000 per depositor.
Beacon’s common stock is traded on the New York Stock Exchange under the symbol “BBT.” Our principal executive offices are located at 131 Clarendon Street, Boston, Massachusetts 02116, and our telephone number is (617) 425-4600. Our website is www.beaconfinancialcorporation.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described in this prospectus or any prospectus supplement, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement. Additional information about our subsidiaries and us may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

THE OFFERING
The following summary of this offering contains basic information about this offering and the terms of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a description of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.” To understand all of the terms and conditions of the offering and the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Documents by Reference.”
For the purposes of this section entitled “The Offering,” all references to the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Beacon Financial Corporation and not any of its subsidiaries.
Issuer
Beacon Financial Corporation
Securities Offered
     % Fixed-to-Floating Rate Subordinated Notes due 2036.
Amount of Securities Offered
$
Maturity Date
           , 2036.
Issue Price
     %.
Interest Rate
The notes will bear interest: (i) from and including the date of issuance to, but excluding,       , 2031 (unless redeemed prior to such date), at a rate of      % per year and (ii) from and including        , 2031 to, but excluding, the maturity date (unless redeemed prior to such date), at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus        basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.
For each floating rate interest period during the floating rate period (as defined under “Description of the Notes”) when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes — Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the notes for each floating rate interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for such interest period and all subsequent floating rate interest periods during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes”) plus      basis points.
Interest Payment Dates
From and including the date of issuance to, but excluding,        , 2031, interest on the notes will be payable semiannually in arrears

on each       and        of each year, commencing on      , 2027. From and including       , 2031, interest on the notes will be payable quarterly in arrears on each       ,       ,      and      of each year, commencing on      , 2031.
Record Dates
Interest on each note will be payable to the person in whose name such note is registered on the 15th day immediately preceding the applicable interest payment date (whether or not a business day).
Subordination; Ranking
The notes will be unsecured, subordinated obligations of the Company and:
•
will rank junior in right of payment and upon our liquidation to all of our existing and future senior indebtedness (as defined in our subordinated indenture under which the notes are to be issued and described under “Description of the Notes — Subordination of the Notes” in this prospectus supplement), whether secured or unsecured;

•
will rank equally in right of payment and upon our liquidation with all of our existing and future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes;

•
will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other types of indebtedness that include the notes; and

•
will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Bank and our other current and future subsidiaries, including, without limitation, the Bank’s liabilities to depositors in connection with the deposits in the Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.

As of June 30, 2026, we had $33.7 million of junior subordinated indebtedness on a gross basis (which was composed of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. In addition, as of June 30, 2026, we had $175.0 million of subordinated indebtedness on a gross basis (which includes our existing 6.0% fixed-to-floating rate subordinated notes due 2029 (“2029 Notes”) assumed from Brookline Bancorp, Inc. (“Brookline”) in connection with the Company’s merger of equals with Brookline that closed on September 1, 2025) outstanding ranking equally to the notes. As of June 30, 2026, we had no indebtedness outstanding ranking senior to the notes.
Redemption
We may redeem the notes, at our sole option, beginning with the interest payment date of       , 2031 and on any date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve (an “Optional Redemption”).
Other than in the case of an Optional Redemption, the notes may not be redeemed, called or repurchased by us prior to maturity, except that we may, at our option, upon or after the occurrence of any of the events listed below and subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, redeem the notes prior to maturity, in whole, but not in part, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.
Denomination; Form
The notes will be issued and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes — General” and “— Clearance and Settlement.”
Further Issuances
We may, without the consent of the holders of the series of our debt securities of which the notes offered hereby are a part, from time to time, issue additional notes of that series ranking equally and ratably with the notes and otherwise similar in all respects, including the same terms as to interest rate, maturity, and redemption rights except as otherwise noted under “Description of the Notes” in this prospectus supplement. We may issue an unlimited principal amount of additional senior and subordinated notes of the Company in the future without the consent of the holders of the notes.
Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $       million after deducting underwriting discounts and transaction expenses payable by us. We intend to use the net proceeds from this offering, after the payment of offering expenses, together with cash on hand, if needed, to repay $75 million aggregate principal amount of our outstanding 2029 Notes, plus accrued interest, and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Tax Considerations
You should carefully review the section “Material United States Federal Income Tax Considerations” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.
Risk Factors
Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus, for information regarding risk factors you should consider before investing in the notes.
Trustee
U.S. Bank Trust Company, National Association, acts as the trustee under the subordinated indenture pursuant to which the notes will be issued.
Calculation Agent
We will appoint a calculation agent for the notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Listing
The notes will not be listed on any securities exchange or included in any automated dealer quotation system. There is no assurance that an active trading market in the notes will develop or exist after the issuance of the notes.
Governing Law
The notes and the subordinated indenture pursuant to which such notes will be issued are governed by, and shall be construed in accordance with, the laws of the State of New York.
Conflicts of Interest
We and Piper Sandler Companies, the parent company of Piper Sandler & Co., an underwriter of this offering, have one or more 10% shareholders in common. This is deemed a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. A qualified independent underwriter is not required to participate in this offering because the securities offered are investment grade rated. Piper Sandler & Co. will not confirm sales of the notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

RISK FACTORS
Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks, as well as those included in our Annual Report on Form 10-K for the year ended December 31, 2025, in our subsequently filed Quarterly Reports on Form 10-Q, and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operation and prospects, and holders of the notes could lose some or all of their investment.
Risks Related to the Notes and this Offering
For the purposes of this section entitled “Risks Related to the Notes and this Offering,” all references to “Beacon Financial Corporation,” “Beacon,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Beacon Financial Corporation and not any of its subsidiaries.
The notes are unsecured and subordinated to our senior indebtedness and to the obligations of our subsidiaries.
The notes are our subordinated, unsecured obligations and, consequently, are junior in right of payment to all of our secured and unsecured senior indebtedness that we incur in the future. As a result, in the event of the insolvency, bankruptcy, receivership, liquidation or other marshalling of the assets and liabilities of the Company, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if a default in the payment of principal of, or interest on, any senior indebtedness occurs and is continuing past any applicable grace period or if any event of default occurs and is continuing with respect to any senior indebtedness or would occur with respect to any senior indebtedness if we pay the principal of, or any interest on, the notes and that event of default would allow the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness, we may not pay the principal of, or any interest on, the notes until such default or event of default with respect to the senior indebtedness is cured or waived or otherwise ceases to exist. The subordinated indenture, which governs the notes, does not limit the amount of additional indebtedness or senior indebtedness that we may incur or the amount of indebtedness that our subsidiaries, including the Bank, may incur.
As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes might lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. Moreover, we could issue other subordinated debt securities that would rank equally in right of payment to the notes. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, the notes, together with such other subordinated debt securities and any of our other general, unsecured obligations that do not constitute senior indebtedness and rank equally with the notes will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.
The notes will be structurally subordinated to the obligations of the Bank and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of the Bank and our other subsidiaries in the event of their liquidation or insolvency.
The notes are obligations exclusively of Beacon and are not obligations of the Bank. The Bank is a separate and distinct legal entity from us, will not be an obligor with respect to the notes, will not guarantee the payment of the notes and will have no obligation to pay any amounts to us, including any dividends or other distributions, or to provide Beacon with funds to meet or discharge our obligations or liabilities, including the notes. Our rights and the rights of our creditors, including the holders of the notes, to participate in any distribution of the assets of the Bank (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of the Bank (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of the Bank, including depositors of the Bank. As a consequence of the foregoing, the notes will be effectively structurally subordinate to all of the obligations and liabilities of the Bank and our other subsidiaries.
Regulatory requirements may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.
Pursuant to federal law and Federal Reserve regulations, a bank holding company such as Beacon is required to act as a source of financial and managerial strength to its banking subsidiaries and commit resources to their support, including, without limitation, the guarantee of a capital restoration plan of an undercapitalized bank subsidiary. Such support may be required at times when a bank holding company may not otherwise be inclined to provide it, and could reduce the resources available to meet other obligations. As a result of the foregoing, we may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.
If Beacon were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
We may not be able to generate sufficient cash to service all of our debt, including the notes. We depend primarily on cash dividends from our subsidiary, the Bank, to meet our cash obligations. Failure of the Bank to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.
Beacon is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the assets of the consolidated companies are owned by our subsidiaries, in particular, the Bank. Dividends from the Bank provide a substantial portion of Beacon’s cash flow and are the source of the funds that we will use to pay interest on the notes. Various regulatory provisions limit the amount of dividends the Bank can pay to Beacon without regulatory approval. In certain cases, regulatory authorities may even prohibit the Bank from paying dividends to Beacon. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If the Bank cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any other reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional securities of Beacon to obtain funds necessary to make one or more such payments of accrued and unpaid interest on, and to pay the principal of, the notes. We may not be able to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs or to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.
There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect the price of the notes in any trading market that develops in the notes following the offering.
The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be difficult for you to sell your notes. We do not intend to list the notes on any securities exchange or to apply to have the notes quoted on any automated dealer quotation system. A market for the notes may not develop, and if such a market does develop, such market may not continue to exist or provide liquidity for the notes following the offering or provide a market at prices for the notes acceptable to investors.
If a trading market for the notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the notes and the market price of the notes.
Many factors could affect the trading market for, and the trading value of, the notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes; the time remaining to the maturity of the notes; the ranking of the notes; the redemption features of the notes; the outstanding amount of subordinated notes with terms identical to the notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the notes.
Our Board of Directors and management will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance.
We intend to use the net proceeds from this offering as set forth under “Use of Proceeds.” However, we are not required to apply any portion of the net proceeds of this offering for any particular purpose, and our management could use the proceeds for purposes other than those contemplated at the time of this offering. Accordingly, our Board of Directors and management will have broad discretion in the application of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could have an adverse effect on our financial performance. See “Use of Proceeds.”
The amount of interest payable on the notes will vary from interest period to interest period after         , 2031.
From and including            , 2031 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each subject to the provisions described under “Description of the Notes — Payment of Principal and Interest” in this prospectus supplement), plus       basis points, payable quarterly in arrears on each      ,      ,      and      of each year, commencing on            , 2031. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Because the Benchmark is a floating rate, the interest rate on the notes will vary from floating rate interest period to floating rate interest period after            , 2031. The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if the Benchmark increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may occur in the future.
Investors should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the notes, we mean the notes at any time during the floating rate period when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice.
On July 29, 2021, the Alternative Reference Rates Committee convened by the Federal Reserve and FRBNY formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates, which are calculated by the CME Group based on SOFR futures. It is currently anticipated that Three-Month Term SOFR, for purposes of the notes, will be based on the CME Group’s forward-looking SOFR term rates with a tenor of three months. FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate, on occasion, have been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the notes may fluctuate more than floating rate securities that are linked to other rates.
Changes in SOFR could adversely affect holders of the notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation, or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the notes during the floating rate period, which may adversely affect the trading prices of the notes. Further, if the Benchmark on the notes during the floating rate period on any determination date declines to zero or becomes negative, the Benchmark will be deemed to equal zero. In addition, once the Benchmark for the notes for each floating rate interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the notes shall accrue at such Benchmark plus       basis points per annum for the applicable floating rate interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the notes.
A decrease in SOFR would reduce the rate of interest on the notes.
The interest rate to be borne by the notes is based on a spread over SOFR or, if the calculation agent determines prior to the relevant reference time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, upon the applicable Benchmark Replacement. Changes in SOFR or such Benchmark Replacement will affect the rate at which the notes accrue interest and the amount of interest payments on the notes. Any decrease in SOFR or such Benchmark Replacement will lead to a decrease in the notes’ interest rate.
Any failure of SOFR to maintain market acceptance could adversely affect holders of the notes.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur). SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the notes for such interest period and all subsequent floating rate interest periods during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment) plus       basis points. However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the notes.
Under the benchmark transition provisions of the notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body determining Compounded SOFR, (ii) the Relevant Governmental Body that selects or recommends the alternative rate for the then-current Benchmark for the applicable Corresponding Tenor, (iii) the International Swaps and Derivatives Association (“ISDA”), or (iv) in certain circumstances, the calculation agent (which will initially be the Company). In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of floating rate interest periods and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during any floating rate interest period during the floating rate period, which could adversely affect the yield on, value of, and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
The secondary trading market for notes linked to Three-Month Term SOFR may be limited.
The notes will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities linked to Three-Month Term SOFR

(such as the notes) such as the applicable spread may evolve over time and, as a result, trading prices of the notes may be lower than those of later-issued debt securities that are linked to Three-Month Term SOFR. Similarly, if Three-Month Term SOFR does not prove to be widely used in debt securities similar to the notes, the trading price of the notes may be lower than that of debt securities linked to rates that are more widely used. Investors in the notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell the notes in the secondary market during the floating rate period will have to make assumptions as to the future performance of Three-Month Term SOFR during the applicable floating rate period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.
We may act as the calculation agent and may have economic interests adverse to the interests of the holders of the notes.
The calculation agent will determine the interest rate during the floating rate period. We may act as the calculation agent for the notes, and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the notes will be conclusive and binding absent manifest error.
You will have no rights against the publishers of the Benchmark.
You will have no rights against any person publishing a Benchmark, even though the amount you receive on each interest payment date after            , 2031 will depend on the level of the Benchmark quoted for each floating rate interest period. The publishers of any Benchmark are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.
Because the notes may be redeemed, under certain circumstances, prior to their maturity, you may be subject to reinvestment risk.
We will have the right, subject to the receipt of any required approval of the Federal Reserve, to redeem the notes at our option (i) in whole or in part on any interest payment date on or after             , 2031, and (ii) in whole, but not in part, upon or after the occurrence of certain events as described under “Description of the Notes — Redemption,” in each case at a redemption price equal to 100% of the principal amount of the notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the notes on or after            , 2031 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our optional right to redeem the notes on or after             , 2031 and prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the notes by reducing the term of such investment. If an early redemption occurs, you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to the notes.
The notes contain limited events of default, and the remedies available thereunder are limited.
As described in “Description of the Notes — Defaults; Events of Default; Limitation on Suits,” the notes contain limited events of default and remedies. As a result of our intent to treat all of the notes as Tier 2 capital after the consummation of the offering of the notes, the ability of the trustee under the indenture that governs the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the notes will be limited to the events of default that occur upon the entry of a decree or order for relief in respect of the Company or the Bank by a court having jurisdiction in the premises in an involuntary proceeding under applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization)

of the U.S. Bankruptcy Code, as now or hereafter in effect, and such decree or order having continued unstayed and in effect for a period of 60 consecutive days or if the Company or the Bank commences a bankruptcy or insolvency proceeding or consents to the entry of an order in an involuntary proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect. Consequently, neither the trustee nor any holder of notes has or will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture, but the holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a non-insolvency default has occurred, but an insolvency default has not occurred with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.
No limit or restriction exists on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, and the indenture governing the notes does not contain any financial covenants.
Neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations that rank senior in right of payment to, or pari passu with, the notes, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes or any of our other outstanding debt securities, or to pay dividends or make other distributions to our shareholders. We expect that we will from time to time incur additional indebtedness and other liabilities. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in any reorganization or any liquidation or winding up under the Bankruptcy Code or otherwise of Beacon and may limit Beacon’s ability to meet its obligations under the notes. In addition, neither the indenture nor the notes contain any restriction on Beacon’s ability to issue securities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the indenture under which the notes are issued.
In addition, there are no financial covenants in the indenture governing the notes. Further, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving our subsidiaries or us that may adversely affect our credit quality.
The market value of the notes may be influenced by unpredictable factors.
Certain factors, many of which are beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in any secondary market for the notes, including, but not limited to:
•
the time remaining to maturity of the notes;

•
our creditworthiness, financial performance and financial condition from time to time;

•
actual or anticipated changes in the level of Three-Month Term SOFR;

•
volatility of the level of Three-Month Term SOFR;

•
changes in interest and yield rates;

•
supply and demand for the notes;

•
economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;

•
the market for similar securities;

•
changes in our published credit ratings; and

•
the trading price of our common stock.

Accordingly, if an investor in the notes sells those notes in the secondary market, it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes or a price equal to the price that the investor paid for the notes.
A downgrade in our credit ratings or the ratings of the Bank could have a material adverse impact on us.
Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and the Bank’s long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and the Bank’s control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, the Bank and we may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or the Bank’s credit ratings could also increase our and the Bank’s borrowing costs and limit access to the capital markets.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that such counterparties will adversely impact our financial condition because of potential future defaults. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.
The notes are not insured or guaranteed by the FDIC or any other governmental agency.
The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $         million after deducting underwriting discounts and transaction expenses payable by us.
We intend to use the net proceeds from this offering, after the payment of offering expenses, together with cash on hand, if needed, to repay $75 million aggregate principal amount of our outstanding 2029 Notes, plus accrued interest, and for general corporate purposes.
We delivered a redemption notice on August 13, 2026, with such redemption to be effective on September 15, 2026. The redemption of the 2029 Notes is not contingent on this offering or the amount of proceeds resulting from this offering.
The 2029 Notes currently bear interest at a floating rate per annum equal to Three-Month Term SOFR plus spread adjustment of 0.26% plus 3.32% quarterly, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. The 2029 Notes are scheduled to mature on September 15, 2029. We may redeem the 2029 Notes, at our sole option, beginning with the interest payment date of September 15, 2024, and on any scheduled interest payment date thereafter, in whole or in part, subject to prior approval of the Federal Reserve, to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2029 Notes. In addition, the redemption will be made solely pursuant to a redemption notice delivered pursuant to the indenture governing the 2029 Notes, and nothing contained in this prospectus supplement constitutes a notice of redemption of the 2029 Notes.
Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION
You should read this information together with our consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.
The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2026, on an actual basis as of that date and as adjusted to give effect to this offering, taking into account the expected net proceeds of such offering to us (after deducting the underwriting discounts and estimated offering expenses payable by us) and the expected use of proceeds of such offering, including the repayment of the 2029 Notes:
	As of June 30, 2026
(dollars in thousands except share data) (unaudited)	Actual	As Adjusted for this Offering
Assets
Cash and due from banks	$240,680	$
Liabilities
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	3,910,604		3,910,604
Interest-bearing deposits:
NOW accounts	1,569,862		1,569,862
Savings accounts	3,035,355		3,035,355
Money market accounts	4,461,990		4,461,990
Payroll deposit accounts	1,212,178		1,212,178
Certificate of deposit accounts	4,064,518		4,064,518
Brokered deposit accounts	231,357		231,357
Total interest-bearing deposits	14,575,260		14,575,260
Total deposits	18,485,864		18,485,864
Borrowed funds:
Advances from the FHLB	633,292		633,292
2029 Notes	72,537		72,537
5.5% Fixed-to-Variable Rate Subordinated Notes due 2032	98,591		98,591
Other existing junior subordinated debentures	31,150		31,150
Subordinated notes offered hereby	—
Other borrowed funds	53,022		53,022
Total borrowed funds	888,592
Operating lease liabilities	90,936		90,936
Reserve for unfunded credits	13,470		13,470
Accrued expenses and other liabilities	232,306		232,306
Total Liabilities	19,711,168
Stockholders’ Equity
Common stock, $0.01 par value; 200,000,000 shares authorized; 89,576,403 shares issued	896		896
Additional paid-in capital	2,164,080		2,164,080
Retained earnings	542,304		542,304

	As of June 30, 2026
(dollars in thousands except share data) (unaudited)	Actual	As Adjusted for this Offering
Accumulated other comprehensive (loss) income	(34,929)		(34,929)
Treasury stock, at cost; 5,211,670 shares	(132,555)		(132,555)
Total Stockholders’ Equity	2,539,796		2,539,796
Total Liabilities and Stockholders’ Equity	$22,250,964	$
Capital Ratios
Common equity tier 1 capital ratio	11.57%		%
Tier 1 leverage capital ratio	9.80%		%
Tier 1 risk-based capital ratio	11.74%		%
Total risk-based capital ratio	13.61%		%

DESCRIPTION OF THE NOTES
We will issue the notes under a subordinated indenture (the “Base Indenture”), to be dated as of the issue date, between Beacon Financial Corporation, as the issuer, and U.S. Bank Trust Company, National Association, as the trustee, as amended and supplemented by a first supplemental indenture to be dated as of the issue date (which will establish the notes). We refer to the Base Indenture, as amended and supplemented by the first supplemental indenture, as the indenture, and we refer to U.S. Bank Trust Company, National Association, in its capacity as the trustee under the indenture, as the trustee. The notes will be issued under and governed by the indenture. You may request a copy of the Base Indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus. The following description of the terms of the notes supplements, and, to the extent it is inconsistent therewith, replaces, the summary of certain provisions of our debt securities set forth in the accompanying prospectus, to which description reference is hereby made. The following summary of certain provisions of the notes in this prospectus supplement and the summary of certain provisions of our debt securities and the Base Indenture in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes. We do not intend to apply for the listing of the notes on any securities exchange or the quotation of the notes on any quotation system.
For the purposes of this “Description of the Notes,” all references to “Beacon,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Beacon Financial Corporation and not any of its subsidiaries.
General
The notes will be limited initially to $      aggregate principal amount. The notes will mature on            , 2036 (the “maturity date”) unless redeemed prior to such date as described below under “— Redemption.” There is no sinking fund for the notes. The notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of ours or any subsidiary of ours.
The maturity of the notes may not be accelerated in the absence of certain events of default. There is no right to accelerate the maturity of the notes if we fail to pay interest on any note for 30 days after such payment is due, fail to pay the principal on any note when due, or fail to perform or breach any other covenant or warranty under any note or in the indenture. See “— Defaults; Events of Default; Limitation on Suits.”
As a bank holding company, our ability to make payments on the notes will depend primarily on the receipt of dividends and other distributions from the Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to us. See “Part 1. Item 1. Business —  Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The notes are not savings accounts, deposits or other obligations of the Bank or any of our subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The notes are solely our obligations and are neither obligations of, nor guaranteed by, the Bank, or any of our non-bank subsidiaries.
The notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Payment of Principal and Interest
Payment of the full principal amount of the notes will be due on            , 2036, unless redeemed prior to such date as described below under “— Redemption.” Principal and, in the case of redemption, interest, if any, due on the maturity date or any earlier date of redemption will be payable against presentation and, if the final payment, surrender of the notes.
The notes will bear interest (i) at an initial rate of    % per annum, payable semi-annually in arrears on           and           of each year (each, a “fixed rate interest payment date”), commencing on           , 2027, from and including            , 2026, to, but excluding            , 2031 (the “First Reset Date”) and (ii) from and including the First Reset Date (the “floating rate period”) at an annual floating rate equal to the then-current Three-Month Term SOFR, or such other Benchmark as determined for the applicable Interest Period (as defined below), plus a spread of      basis points, payable quarterly in arrears on      ,      ,      and           of each year through the maturity date or date of earlier redemption (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on            , 2031. Notwithstanding the foregoing, in the event that Three-Month Term SOFR or other applicable Benchmark rate is less than zero, the Three-Month Term SOFR or the applicable Benchmark rate will be deemed to be zero.
Interest on the notes will accrue from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the notes, to but excluding the applicable interest payment date or the maturity date or date of earlier redemption, if applicable (each, an “Interest Period”).
For the purpose of calculating the interest on the notes for each Interest Period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Interest Period, as determined by the Calculation Agent (as defined below) after giving effect to the Three-Month Term SOFR Conventions. From the commencement of the floating rate period and as long as any of the notes are outstanding, we shall take such actions as are necessary to ensure that there will be at all times a Calculation Agent appointed. For the avoidance of doubt, if at any time there is no appointed Calculation Agent, we will act as the Calculation Agent.
The trustee will not be under any duty to succeed to, assume, or otherwise perform any of the duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach, or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties under the indenture.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time for any Interest Period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such Interest Period and any subsequent Interest Periods.
“Calculation Agent” means the agent appointed by us prior to the commencement of the floating rate period, which may include us or any of our affiliates, or any other successor appointed by us, to act as Calculation Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the date that is two Business Days prior to the start of the relevant floating rate Interest Period, or such other time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).
The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event,” and “Corresponding Tenor” have the meanings set forth below under the heading “— Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all subsequent determinations of the interest rate on the notes for each Interest Period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for each Interest Period during the floating rate period will subsequently be an annual rate equal to the Benchmark Replacement plus        basis points.
The determination of Three-Month Term SOFR for each relevant Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the floating interest rate during any floating rate period for each Interest Period during the floating rate period will be maintained on file at the Calculation Agent’s principal offices, and will be provided to the trustee (to the extent that the Calculation Agent is not the trustee).
The interest payable on the notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on the 15th calendar day immediately preceding the applicable interest payment, whether or not a Business Day. Interest payable on an interest payment date will be made by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in the City of New York or, at our option in the event the notes are not represented by Global Notes (as defined below), by check mailed to the address of the related holders.
In the event that a fixed rate interest payment date or the maturity date or any earlier date of redemption falls on a day that is not a Business Day, then the amounts payable on such date will be paid on the next succeeding Business Day without the accumulation of additional interest. In the event that a floating rate interest payment date falls on a day that is not a Business Day, then such floating rate interest payment date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation, or executive order to remain closed.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period, and interest will be computed on the basis of the actual number of days in the relevant

Interest Period divided by 360 during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date (“Defaulted Interest”) will cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such Defaulted Interest may be paid by us to the person in whose name the notes are registered at the close of business on a special record date for the payment of Defaulted Interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the notes may be listed if such payment shall be deemed practicable by the trustee.
If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
Payment of principal on the notes may be accelerated only in the case of certain bankruptcy, insolvency, receivership or similar events. See “— Defaults; Events of Default; Limitation on Suits.”
No recourse will be available for the payment of principal of, or interest on, any note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor entity. The indenture contains no covenants or restrictions restricting the incurrence of debt by us or by our subsidiaries. The indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
Ranking
The notes are our general unsecured, subordinated obligations and are:
•
junior in right of payment to all of our existing and future Senior Indebtedness as discussed below;

•
equal in right of payment and upon our liquidation with all of our existing and future unsecured subordinated indebtedness, including our 2029 Notes;

•
senior to our obligations relating to any outstanding junior subordinated debt securities issued to our capital trust subsidiaries;

•
effectively subordinated to any of our existing or future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
structurally subordinated to the existing and future indebtedness of our subsidiaries, including, without limitation, the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise.

Subordination of the Notes
Our obligation to make any payment on account of the principal and interest on the notes will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness. “Senior Indebtedness” is defined in the indenture to mean all of our indebtedness, whether currently outstanding or thereafter created, incurred, assumed or guaranteed by the Company, other than the following:

•
any indebtedness as to which, in the instrument evidencing such indebtedness or pursuant to which such indebtedness was issued, it is expressly provided that such indebtedness is subordinate in right of payment to all indebtedness of the Company not expressly subordinated to such indebtedness;

•
any indebtedness which by its terms refers explicitly to the notes and states that such indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the notes;

•
with respect to the notes, any of our indebtedness evidenced by notes of the same or of another series;

•
indebtedness of, or amounts owed by, the Company for compensation to employees or for goods, materials or services purchased in the ordinary course of business; and

•
indebtedness of the Company to a subsidiary.

All liabilities of the Bank and our other subsidiaries, including, without limitation, the Bank’s depositors, liabilities to general creditors and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the notes to the extent of the assets of such subsidiaries. Because we are a bank holding company, our right and the rights of our creditors, including holders of the notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization, dissolution, winding up or otherwise would be subject to the prior claims of creditors of that subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of the Bank, due in part to its status as an insured depository institution, the claims of depositors and other general or subordinated creditors of the Bank would be entitled to priority over claims of shareholders of the Bank, including us as its parent holding company, and any creditor of ours, such as holders of the notes. As of June 30, 2026, we had $33.7 million of junior subordinated indebtedness on a gross basis (which was composed of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. In addition, as of June 30, 2026, we had $175.0 million of subordinated indebtedness on a gross basis (which includes the 2029 Notes) outstanding ranking equally to the notes.   As of June 30, 2026, we had no indebtedness outstanding ranking senior to the notes.
Over the term of the notes, we will need to rely primarily on dividends from the Bank, which is a state chartered bank, to generate our cash flow to pay interest and principal on our outstanding debt obligations, and to make dividends to our shareholders and other payments on our other securities. Federal and state law and regulation impose certain restrictions on the ability of the Bank to pay dividends to us. See “Risk Factors” above. In addition, our transactions with the Bank are subject to a range of qualitative and quantitative restrictions, including restrictions on the ability of the Bank to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These restrictions prevent us from borrowing from the Bank unless the loans are secured by sufficient collateral and meet other criteria, and also limit the amount of the Bank’s transactions with us to a percentage of the Bank’s capital stock and surplus. These Bank dividend and affiliate transaction restrictions may limit our access to sufficient cash flow to make payments on the notes.
In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the notes. Only after payment in full of all amounts owing with respect to Senior Indebtedness will the holders of the notes, together with the holders of any of our obligations ranking on a parity with the notes, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the notes. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any Senior Indebtedness beyond any applicable grace period with respect to such Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or the trustee or agent on behalf of the holders of such Senior

Indebtedness) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest on, the notes.
In the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.
The notes do not contain any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that may be hereafter incurred by us or our subsidiaries.
No Additional Amounts
In the event that any payment on the notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the notes, see “Material U.S. Federal Income Tax Considerations.”
Redemption
We may, at our option, redeem the notes before the maturity date, in whole or in part, beginning with the interest payment date of            , 2031, and on any date thereafter, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under applicable laws or regulations, including capital regulations, at a price equal to 100% of the principal amount of the notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption; provided, however, that interest due on an interest payment date falling on or prior to the applicable redemption date will be payable to the holders of the notes as of the record date for such interest payment date. The notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the notes at any time, including before         , 2031, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under applicable laws or regulations, including capital regulations, at a price equal to 100% of the principal amount of the notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption; provided, however, that interest due on an interest payment date falling on or prior to the applicable redemption date will be payable to the holders of the notes as of the record date for such interest payment date, upon the occurrence of:
•
a “Tax Event,” defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the original issue date of the notes, there is more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•
a “Tier 2 Capital Event,” defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve Board and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations or policies with respect thereto that is announced after the initial issuance of the notes, in each case, there is more than an insubstantial risk that we will not be entitled to treat the notes then outstanding as Tier 2 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any note is outstanding; or
•
a “1940 Act Event,” defined in the indenture to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the notes, a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) shall be delivered to each holder of notes to be redeemed not less than 10 nor more than 60 days prior to the applicable redemption date.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the notes. If any certificated, non-Global Note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A replacement note in certificated form in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original certificated note. The notes are not subject to redemption or prepayment at the option of the holders.
Tier 2 Capital
The notes are intended to qualify as Tier 2 capital under the Federal Reserve Board’s rules regarding capital adequacy, as the same may be amended or supplemented from time to time. These regulations set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:
•
be unsecured;

•
have a minimum original maturity of at least five years;

•
be subordinated and junior in right of payment to our existing and future Senior Indebtedness and, upon our liquidation, to our existing and future general creditors;

•
not contain provisions permitting the holders of the notes to accelerate payment of principal or interest prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of us or the Bank; and

•
only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve Board to the extent then required under applicable laws or regulations, including capital regulations.

Defaults; Events of Default; Limitation on Suits
Under the indenture, an event of default will occur with respect to the notes only: (i) if we fail to pay interest on the notes as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the notes as and when due; (iii) if we breach any covenant or agreement contained in the indenture and such failure continues for 60 days following notice of the same; (iv) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us or the Bank that continues unstayed and in effect for a period of 60 consecutive days; (v) if we or the Bank commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, make a general assignment for the benefit of creditors, or fail generally to pay our or its debts as they become due, or (vi) if we default on other instruments having an aggregate principal amount outstanding of at least $30,000,000.
If an event of default listed in item (iv) or (v) above occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes, together with accrued and unpaid interest, if any, to be immediately due and payable.
There is no right of acceleration in the case of a default in the payment of principal of or interest on the notes or in our non-performance of any other obligation under the notes or the indenture. If we default in our obligation to pay any interest on the notes when due and payable, and such default continues for a period of 30 consecutive days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the indenture, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to the performance of any covenant or agreement in the indenture.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes, unless such holders shall have provided to the trustee indemnity or security acceptable to the trustee against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.
No holder of notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
•
such holder has previously given written notice to the trustee of a continuing event of default with respect to the notes;

•
the holders of not less than 25% in principal amount of the outstanding notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•
such holder or holders have provided to the trustee indemnity acceptable to the trustee against the costs, expenses and liabilities which may be incurred in complying with such request;

•
the trustee for 60 days after its receipt of such notice, request and indemnity has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been received by the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes.

In any event, the indenture provides that no one or more of such holders shall have any right under the indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of notes.
Modification and Waiver
The indenture provides that we and the trustee may modify or amend the indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding notes; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding note affected thereby:
•
change the maturity date of the principal of, or any installment of interest on, any note;

•
reduce the principal amount or rate of interest of any note;

•
reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required to modify or amend the indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture;

•
impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

•
modify the provisions of the indenture with respect to subordination of the notes in a manner adverse to the holders of the notes.

In addition, the holders of a majority in principal amount of the outstanding notes may, on behalf of all holders of notes, waive compliance by us with certain terms, conditions and provisions of the indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding note.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the indenture with respect to the notes in a legal defeasance, or to release ourselves from certain or all of our covenant restrictions under the indenture with respect to the notes in a covenant defeasance. We may do so after we irrevocably deposit with the trustee for the benefit of the holders of the notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the maturity date or a redemption date of the notes. If we choose the legal defeasance option, the holders of the notes will not be entitled to the benefits of the indenture except for certain limited rights, including registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes and the right to receive payments of the principal of (and premium, if any) and interest on such notes when such payments are due.
We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the IRS or a change in the applicable federal income tax law. We may not have a default under the indenture or the notes on the date of deposit and, under certain circumstances, at any time during the period ending on the 91st day after such deposit. The discharge may not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act (as defined in the indenture) and may not result in our becoming an investment company in violation of the Investment Company Act of 1940, as amended. The discharge may not violate any of our agreements to which we are a party or by which we are bound.
Any defeasance of the notes pursuant to the indenture shall be subject to our obtaining the prior approval of the Federal Reserve Board and any additional requirements that the Federal Reserve Board may impose with respect to defeasance of the notes. Notwithstanding the foregoing, if, due to a change in law, regulation, or policy subsequent to the original issue date of the notes, the Federal Reserve Board no longer requires that defeasance of the notes be subject to Federal Reserve Board approval in order for the notes to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve Board will be required for such defeasance.
Effect of Benchmark Transition Event
Benchmark Replacement.   If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms.   As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment (as defined below) for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date (as defined below) or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark (as defined below) with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR (as defined below);

(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(4)
the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined below); and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates with respect to each Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of

(a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark, or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)
if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of        basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR,” and “Term SOFR” have the meanings set forth above under the heading “— Payment of Principal and Interest.”
Determinations and Decisions
The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the Calculation Agent under the terms of the notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the notes and the trustee absent manifest error;

•
if made by us as Calculation Agent, will be made in our sole discretion;

•
if made by a Calculation Agent other than us, will be made after consultation with us, and the Calculation Agent will not make any such determination, decision or election to which we reasonably object; and

notwithstanding anything to the contrary in the indenture, shall become effective without consent from the holders of the notes, the trustee, or any other party.
Satisfaction and Discharge
We may discharge our obligations under the indenture with respect to the notes (except for certain surviving obligations) if either: (x) all outstanding notes have been delivered for cancellation; or (y)(A) (i) all outstanding notes have become due and payable or will become due and payable at their maturity date within one year; or (ii) all outstanding notes are scheduled for redemption within one year, (B) we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding notes and any other sums due on the maturity date or a redemption date and all other amounts due under the indenture and (C) we have satisfied certain other requirements set forth in the indenture.

Further Issuances
We may from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes that rank equally with the notes offered hereby and are identical in all respects to the notes except for their issuance date, issue price and first interest payment date; provided that such additional notes either will be fungible with the notes offered hereby for U.S. federal income tax purposes or will be issued under a separate CUSIP number. Such additional notes will be consolidated and form a single series with the notes offered hereby under the indenture.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease our assets substantially as an entirety to us if, in such case, we are not the surviving entity, unless:
•
if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and existing under the laws of the United States of America, any of its states, or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the notes and the performance or observance of our covenants under the indenture;

•
immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice, lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
we have complied with our obligations to deliver certain documentation to the trustee.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The notes will be issued only in fully registered form, without interest coupons. The notes will be issued only in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. The notes will not be issued in bearer form. The notes sold in this offering will be issued only against payment in immediately available funds.
Global Notes
The notes will be issued in the form of one or more registered notes in global form, without interest coupons (which we refer to as the “Global Notes”).
Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC, or “DTC participants,” or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Exchanges Among Global Notes
Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.
Clearance and Settlement
DTC or any successor depositary will act as securities depositary for the notes. The notes will be issued initially in the form of one or more fully registered global notes (each such global note, a “global note”), registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other depositary as any officer of the Company may designate. No holder of any beneficial interest in any global note held on its behalf by a depositary shall have any rights under the indenture with respect to such global note, and such depositary may be treated by the Company, the trustee and any agent of the Company or the trustee as the owner of such global note for all purposes whatsoever. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as global notes represent the corresponding securities.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such, the paying agent for the notes will forward payments to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co., as nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co.

or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.
As long as DTC or its nominee is the registered owner of the global note representing the notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to in the accompanying prospectus under “Description of Global Securities,” owners of beneficial interests in the global note:
•
will not be entitled to have such global note or the notes represented by that global note registered in their names;

•
will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests; and

•
will not be considered to be owners or holders of that global note or any notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee nor any agent for either of them will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Trustee
U.S. Bank Trust Company, National Association will act as trustee under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Additionally, U.S. Bank Trust Company, National Association serves as trustee under one or more indentures involving our existing debt securities. Upon the occurrence of an event of default or an event that, after notice, lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which U.S. Bank Trust Company, National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.
Notices
Any notices required to be given to holders of the notes will be given in accordance with the indenture and, for so long as the notes are held in global form through DTC, in accordance with applicable DTC procedures.
Payment and Paying Agents
We will pay principal and interest on the notes at the corporate trust office of the trustee or at the office of any paying agent that we may designate. The trustee will act as the initial paying agent.
We will pay any interest on the notes to the registered owner of the notes at the close of business on the record date for the interest, except in the case of Defaulted Interest. Interest payable at maturity of the notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, upon our written request, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.
Governing Law; Waiver of Jury Trial
The indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York. The parties to the indenture have waived any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the indenture, the notes or any transaction related thereto, to the fullest extent permitted by applicable law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the acquisition, ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original “issue price” and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding notes should consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY.
The terms of the notes provide for payments by us prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Treatment of the Notes as Variable Rate Debt Instruments
The notes will initially bear interest at a fixed annual rate. From and including       , to, but excluding, the maturity date or the date of earlier redemption, the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus        basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.
Qualified Stated Interest
The tax treatment of interest paid on the notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury regulations) that qualifies under the variable rate debt instrument rules. The amount of qualified stated interest on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the notes, is determined pursuant to special rules discussed further under “Determination of Interest Accruals on the Notes” below. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder’s income under the rules governing OID, regardless of such U.S. holder’s method of accounting.
Determination of Interest Accruals on the Notes.
Under applicable Treasury Regulations, to determine the amount of QSI in respect of the notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the notes as of the notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the notes).
Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, is determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the notes during the accrual period.
Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the notes, we expect that the notes will be presumed to remain outstanding until maturity, all interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any OID.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “— Interest on the Notes”) and (b) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the note for a period of more than one year. Long-term capital gains recognized by noncorporate U.S. holders (including individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.
Net Investment Income Tax (Commonly Referred to as Medicare Tax)
Non-corporate U.S. holders whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross interest income and net gains from the disposition of the notes. Non-corporate U.S. holders are encouraged to consult their own tax advisors regarding the applicability of this net investment income tax to its income and gains in respect of any investment in the notes.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Payments of Interest
Subject to the discussions below under “— FATCA Withholding” and “— Information Reporting and Backup Withholding,” payments of interest on the notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
•
such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations; and

•
either (a) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address, or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). To claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Subject to the discussions below under “— FATCA Withholding” and “— Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “— Non-U.S. Holders — Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a note unless:
•
such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.
U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.
Under Treasury Regulations, the payment of proceeds from the disposition of a note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a United States person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.
FATCA Withholding
Sections 1471 through 1474 of the Code and the Treasury regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on interest paid on the notes to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of the notes by, a foreign entity if the foreign entity is:

•
a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) its residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•
a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of interest on the notes and to payments of gross proceeds from a sale or other disposition of the notes. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Beacon, will determine whether or not to implement gross proceeds FATCA withholding.
Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of the notes.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes (including an interest in a note) by (i) employee benefit plans subject to Part 4 of Subtitle B of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements subject to Section 4975 of the Code, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each, a “Plan”).
Each fiduciary of a Plan should consider, to the extent applicable, the fiduciary standards of ERISA or any similar laws in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence, diversification, and conflicts of interest requirements of ERISA or any Similar Laws, to the extent applicable, and would be consistent with the documents and instruments governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (“Covered Plans”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Covered Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, a nonexempt prohibited transaction may be subject to rescission. If you are acting on behalf of an IRA that you maintain or a beneficiary maintains, engaging in a prohibited transaction can result in the IRA losing its tax exempt status and its assets will be deemed to be distributed to you or the beneficiary, as applicable, in a taxable distribution. In addition, a fiduciary of a Covered Plan subject to Part 4 of Subtitle B of Title I who permits the Covered Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may have certain liabilities, including to the Covered Plan for any loss the Covered Plan incurs as a result of the transaction or for any profits the fiduciary earned in the transaction.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not generally subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
For example, prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the notes were acquired by a Covered Plan.   For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing Covered Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any notes or interests in a note by a Covered Plan could result in a sale or exchange between the Covered Plan and a party in interest or disqualified individual that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief was available under an applicable administrative or statutory exemption (see below).
The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes (including interests in a note). Those class exemptions include:
•
PTCE 96-23 for certain transactions determined by in-house asset managers;

•
PTCE 95-60 for certain transactions involving insurance company general accounts;

•
PTCE 91-38 for certain transactions involving bank collective investment funds;

•
PTCE 90-1 for certain transactions involving insurance company separate accounts; and

•
PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a Covered Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Covered Plan or having a relationship to a service provider to the Plan and provided, further that the Covered Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that any of the above-described exemptions, or any other exemption, will apply to all prohibited transactions that may arise in connection with a Covered Plan’s investment in a note, or that all of the conditions of any exemption or exemptions will be satisfied.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the notes (or interests in a note) by a Plan, the notes and interests therein may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the notes (or interests) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes or such interest that either:
•
it is not a Plan and is not purchasing the notes or interest in the notes on behalf of or with the assets of any Plan; or

•
its purchase, holding and disposition of the notes or interest in the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions or other violations, it is important that any person considering the purchase of the notes (including an interest in a note) on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the notes by the Plan are entitled to full exemptive relief thereunder.
Nothing herein shall be construed as, and the sale of the notes (or interest in a note) to a Plan is in no respect, a representation by us or the underwriters or any of our or their agents, affiliates or representatives that any investment in the notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate or advisable for, Plans generally or any particular Plan. Purchasers of the notes (including any interest in a note) have exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA, is appropriate for the Plan, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The foregoing description is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING (CONFLICTS OF INTEREST)
We have entered into an underwriting agreement, dated         , 2026 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as representatives of the several underwriters named below (collectively, the “underwriters”), with respect to the notes. Subject to certain conditions, each underwriter has agreed to purchase the aggregate principal amount of Notes set forth next to its name in the following table.
Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$
Piper Sandler & Co.	$
Total	$
The Underwriting Agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes if any of the notes are purchased.
The notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of     % of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Discounts, Commissions and Expenses
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes offered hereby):
	Per Subordinated Note	Total
Public offering price	%	$
Underwriting discounts and commissions paid by us	%	$
Proceeds to us, before expenses	%	$
We estimate expenses payable by us in connection with this offering, other than underwriting discounts and commissions, will be approximately $     . This estimate reflects that we may reimburse the underwriters for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including certain expenses attributable to legal fees and marketing, syndication and travel in an aggregate amount not to exceed $     .
Indemnification
We have agreed to indemnify and hold harmless each underwriter, their respective affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”)), partners, directors, officers, employees and agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any underwriter, against certain losses and liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.
No Public Trading Market
There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any national securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.
Price Stabilization, Short Positions
In connection with this offering of the notes, the underwriters may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing, or maintaining the price of the notes. Stabilizing transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing transactions, they may discontinue them at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.
Other Relationships
The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions, lending transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We and Piper Sandler Companies, the parent company of Piper Sandler & Co., an underwriter of this offering, have one or more 10% shareholders in common. This is deemed a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. A qualified independent underwriter is not required to participate in this offering because the securities offered are investment grade rated. Piper Sandler & Co. will not confirm sales of the notes to any account over which it exercises discretionary authority without the prior written approval of the customer.
Alternative Settlement Cycle and Other Matters
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
We expect that delivery of the notes will be made against payment therefor on or about        , 2026, which will be the        business day following the date hereof (such settlement being referred to as “T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day before delivery of the notes will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
European Economic Area
In relation to each member state of the European Economic Area, each a Member State, no offer of the notes to the public has been or will be made in that Member State, except that offers of the notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of the above provisions, the expression “an offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2) (a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.
In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Luse Gorman, PC, Washington, D.C.
EXPERTS
The consolidated financial statements of Beacon Financial Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights
Beacon Financial Corporation, or one or more selling securityholders to be identified in the future, may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of: (i) our common stock; (ii) our preferred stock, which we may issue in one or more series; (iii) senior or subordinated debt securities; (iv) depositary shares; (v) warrants; (vi) purchase contracts; (vii) units; and (viii) subscription rights. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, and warrants may be convertible, exercisable, or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.
We, or the selling securityholders, may offer and sell these securities in amounts, at prices, and on terms determined at the time of the offering. We will not receive any proceeds from any sale of securities by any such selling securityholders. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering pursuant to this prospectus or any prospectus supplement.
Our common stock is traded on the New York Stock Exchange under the symbol “BBT.” On March 3, 2026, the closing price of our common stock on the New York Stock Exchange was $29.83 per share. You are urged to obtain current market quotations of our common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The securities described herein may be sold on a continuous or delayed basis, through agents, dealers, or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, then the applicable prospectus supplement will set forth the names of the agents, dealers, or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus.
You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 7 of this prospectus, in any prospectus supplement, and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is March 4, 2026.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Beacon,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Beacon Financial Corporation and its consolidated subsidiaries, except that such terms refer to only Beacon Financial Corporation and not its subsidiaries in the sections titled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Purchase Contracts” “Description of Units,” and “Description of Subscription Rights.”
ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement filed by Beacon Financial Corporation with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we, or any selling securityholder, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC’s website as described under the heading “Where You Can Find More Information.”
Each time we offer and sell, or one of the selling securityholders offers and sells, securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update, or change information in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If the information in this prospectus is inconsistent with a prospectus supplement and any applicable free writing prospectus, then you should rely on the information in that prospectus supplement and any applicable free writing prospectus. You should read carefully both this prospectus and, if applicable, any prospectus supplement together with the documents we have incorporated by reference into this prospectus or any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Neither Beacon nor any selling securityholder has authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus or any prospectus supplement, or to which Beacon has referred you. Neither Beacon nor any selling securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement or the documents incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly, and current reports and any amendments to those reports are also available over the internet at our website at www.beaconfinancialcorporation.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement or other offering materials.
We have filed an automatic shelf registration statement on Form S-3 with the SEC for the securities being offered under this prospectus. This prospectus is a part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus is considered a part of the information contained herein. We are incorporating by reference into this prospectus the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
•
our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026; and

•
the description of our common stock contained in our registration statement on Form 8-A, as updated by Exhibit 4.3 to our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026, including any other amendment or report filed for the purpose of updating such description.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Beacon Financial Corporation
131 Clarendon Street
Boston, Massachusetts 02116
Attention: Corporate Secretary
(617) 425-4600

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe Beacon’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These statements include, among others, statements regarding Beacon’s intent, belief, or expectations with respect to economic conditions, trends affecting Beacon’s financial condition or results of operations, and Beacon’s exposure to market, liquidity, interest-rate, and credit risk.
Forward-looking statements are based on the current assumptions underlying the statements and other information with respect to the beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and the financial condition, results of operations, future performance and business are only expectations of future results. Although Beacon believes that the expectations reflected in Beacon’s forward-looking statements are reasonable, Beacon’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other important factors:
•
changes in interest rates;

•
general economic conditions (including the impact of tariffs imposed by the United States and foreign governments, inflation, the United States government shutdown, and concerns about liquidity) on a national basis or in the local markets in which Beacon operates;

•
the possibility that the anticipated benefits of Beacon’s merger of equals with Brookline Bancorp, Inc. are not realized when expected or at all;

•
turbulence in the capital and debt markets;

•
competitive pressures from other financial institutions;

•
changes in consumer behavior due to changing political, business, and economic conditions, or legislative or regulatory initiatives;

•
changes in the value of securities and other assets in Beacon’s investment portfolio;

•
increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses;

•
decreases in deposit levels that necessitate increases in borrowing to fund loans and investments;

•
the diversion of management’s attention from ongoing business operations and opportunities;

•
operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics;

•
changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments;

•
the risk that goodwill and intangibles recorded in Beacon’s financial statements will become impaired;

•
changes in assumptions used in making such forward-looking statements; and

•
the other factors and information contained in this prospectus and in the other reports and filings that we make with the SEC, including, without limitation, those described in “Part I. Item 1A. Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated into this prospectus by reference.

Forward-looking statements are based on information available as of the date they were made and reflect current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

RISK FACTORS
An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors described in “Part I. Item 1A. Risk Factors” of, and elsewhere in, our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated into this prospectus by reference, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters, that we file with the SEC after the date of this prospectus which are incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Special Note Regarding Forward-Looking Statements.”

BEACON FINANCIAL CORPORATION
Beacon Financial Corporation, a Delaware corporation headquartered in Boston, Massachusetts, is the holding company for Beacon Bank & Trust (the “Bank”) and its subsidiaries and Clarendon Private, LLC. Beacon offers a wide range of commercial, business and retail banking services, including a full complement of cash management products, foreign exchange services, on-line and mobile banking services, consumer and residential loans, and wealth management services. Clarendon Private, LLC is a registered investment advisor with the SEC. Through Clarendon Private, Beacon offers a wide range of investment advisory services to individuals, families, endowments, and foundations to help these clients meet their long-term financial goals.
As a full-service financial institution with 147 banking offices throughout New England and New York, the Bank and its subsidiaries focus their efforts on developing and deepening long-term banking relationships with qualified customers through a full complement of products, excellent customer service, and strong risk management. Beacon and the Bank are supervised, examined, and regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). As a Massachusetts-chartered trust company, the Bank is subject to supervision, examination, and regulation by the Massachusetts Division of Banks. The Federal Deposit Insurance Corporation insures the Bank’s deposits up to $250,000 per depositor.
Beacon’s common stock is traded on the New York Stock Exchange under the symbol “BBT.” Our principal executive offices are located at 131 Clarendon Street, Boston, Massachusetts 02116, and our telephone number is (617) 425-4600. Our website is www.beaconfinancialcorporation.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described in this prospectus or any prospectus supplement, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement. Additional information about our subsidiaries and us may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS
We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. We currently have no definitive agreements or arrangements regarding any future acquisitions. Pending such use, we may temporarily invest the net proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.
We will not receive any proceeds from any sales of securities by a selling securityholder.

THE SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, units, and subscription rights that we, or any selling securityholders, may offer and sell from time to time. We may issue the debt securities as exchangeable for and/or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement, or free writing prospectus, as applicable, do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”) the Delaware General Corporation Law (the “DGCL”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement, or free writing prospectus, as applicable, differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement, or free writing prospectus, as applicable.
We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear, or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK
The following summary contains a description of the general terms of the common stock that we may issue. The specific terms of any common stock will be described in the prospectus supplement. Certain provisions of the common stock described below and in any prospectus supplement are not complete. You should refer to our certificate of incorporation and filings with the SEC with respect to the offering of such common stock.
General
Beacon Financial Corporation, which is incorporated under the DGCL, is authorized to issue 200,000,000 shares of its common stock, $0.01 par value, of which 83,816,086 shares were issued and outstanding as of February 27, 2026. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. All of our shares of common stock are duly authorized, fully paid, and nonassessable. Our board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Voting Rights
The holders of the common stock exclusively possess all voting power in Beacon, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock and the limited voting rights of our Series B non-voting preferred stockholders. The Series B non-voting preferred stock is not entitled to vote on any matter except as required by Delaware law. As to all matters for which voting by class is specifically required by Delaware law, each outstanding share of Series B non-voting preferred stock is entitled to one vote.
The holders of common stock are entitled to one vote per share on all matters presented to stockholders. However, our certificate of incorporation provides that a record owner of Beacon’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of Beacon’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit. Holders of common stock are not entitled to cumulate their votes in the election of directors.
No Preemptive or Conversion Rights
The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Beacon before such securities are offered to others. The absence of preemptive rights increases Beacon’s flexibility to issue additional shares of common stock in connection with Beacon’s acquisitions, employee benefit plans, and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges, or conversion rights.
Dividends
Holders of common stock are entitled to receive dividends ratably when, as and if declared by our board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. No dividend may be declared or paid on the common stock unless a dividend equal to 200% of the amount declared or paid on the common stock is also concurrently declared or paid, as applicable, on the Series B non-voting preferred stock. Under Delaware law, Beacon may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if our surplus accounts are in a deficit position.
Dividends paid by our subsidiary bank have historically been a significant source of funds available to Beacon. We expect to use these sources of funds in the future, as well as proceeds we may obtain from the offering of common stock, preferred stock, and/or debt securities for payment of dividends to our stockholders, the repurchase of our common stock and for other needs. The declaration and amount of future dividends will depend on circumstances existing at the time, including Beacon’s earnings, financial condition, and capital requirements, as well as regulatory limitations and such other factors as our board of directors deems relevant.
Beacon’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.
Certain Certificate of Incorporation and Bylaw Provisions Affecting Stock
Our certificate of incorporation and bylaws contain several provisions that may make Beacon a less attractive target for an acquisition of control by anyone who does not have the support of our board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions and a related minimum price provision, several special procedural rules, a vote limitation provision, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent.
Restrictions on Call of Special Meetings.   Beacon’s bylaws provide that special meetings of stockholders can be called by the board of directors, subject to the rights of any holder of preferred stock.
Board of Directors.   Our board of directors is not classified. Subject to the rights of holders of preferred stock, a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding shares of capital stock of Beacon entitled to vote generally in the election of directors.
Amendments to Bylaws.   Beacon’s bylaws may be adopted, amended, or repealed by action of our board of directors. Stockholders may adopt, amend, or repeal the bylaws of Beacon only by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding shares of the capital stock of Beacon entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of Beacon required by law or by the certificate of incorporation.
Amendments to Certificate of Incorporation.   Beacon’s certificate of incorporation provides that certain provisions may only be amended by the approval of 80% of the voting power of all of the outstanding shares of the voting stock of Beacon.
Action by Stockholders without a Meeting.   Action required or permitted to be taken at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be effected by written consent of stockholders.
10% Vote Limitation.   Any owner of any more than 10% of the outstanding shares of common stock of Beacon may not vote shares held in excess of 10%.
Business Combinations Involving Interested Shareholders.   At least 80% of the outstanding shares of voting stock of Beacon must approve certain business combinations involving an interested stockholder or any affiliate of an interested stockholder. However, if a majority of directors not affiliated with the interested stockholder approve the business combination or certain pricing criteria are satisfied, the affirmative vote of a majority of the outstanding shares of Beacon is sufficient to approve a business combination.
Evaluation of Offers.   Beacon’s certificate of incorporation provides that the board of directors may, in the context of opposing a tender offer, take into account all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on Beacon’s present and future customers and employees and those of its subsidiaries, and the communities in which Beacon and its subsidiaries operate or are located.
The foregoing is qualified in its entirety by reference to our certificate of incorporation and bylaws, both of which are on file with the SEC.
Restrictions on Ownership
Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or bank. An acquisition of “control” can occur upon the acquisition of 10% or more of a class of voting securities of a bank holding company or savings institution or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition.

DESCRIPTION OF PREFERRED STOCK
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our certificate of incorporation or the certificate of designation with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.
General
Beacon Financial Corporation is authorized to issue up to 2,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. As of March 4, 2026, there were no shares of Series B non-voting preferred stock outstanding. Beacon’s certificate of incorporation provides that the board of directors can fix the designation, powers, preferences, and rights of each series. Our board of directors may, at any time without additional approval of the holders of preferred or common stock, authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. In a prospectus supplement, we will describe the aggregate number of shares offered relating to a particular series of the preferred stock and the specific terms of the offering.
Rank
Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
•
senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•
equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•
junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our certificate of incorporation.
Dividends
Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Our ability to pay dividends on our preferred stock will depend on circumstances existing at the time, including Beacon’s earnings, financial condition, and capital requirements, as well as regulatory limitations and such other factors as our board of directors deems relevant.
Redemption
We may provide that a series of preferred stock may be redeemable, in whole or in part, at our option with prior approval of the Federal Reserve. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Restrictions on Ownership
Under regulations adopted by the Federal Reserve, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities.” Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or bank. An acquisition of “control” can occur upon the acquisition of 10% or more of a class of voting securities of a bank holding company or savings institution or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition.
Exchangeability
We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement (the “senior trustee”). We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement (the “subordinated trustee”). The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement, of which this prospectus forms a part, for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•
do not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities in one or more series;

•
do not require us to issue all of the debt securities of a series at the same time; and

•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•
the title of the debt securities and whether they are senior or subordinated;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date, and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

•
the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•
the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•
the date or dates, or the method for determining the date or dates, from which interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for interest payment dates, or the method by which such dates will be determined;

•
the persons to whom interest will be payable;

•
the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•
where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•
where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•
the times, prices, and other terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem, repay, or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay, or purchase the debt securities as a result of such obligation;

•
the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•
whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•
whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•
the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•
the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment, or governmental charge;

•
whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

•
the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•
any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger, or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
Neither the governing law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration, and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Interest on the debt securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
•
exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•
surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•
issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of, or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation, or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture;

•
after giving effect to the transaction, there is no event of default under the applicable indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs, and continues; and

•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice, and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•
default in in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•
default in in the payment of principal of, or any premium or make-whole amount on, any debt security of such series when due and payable unless such date has been extended or deferred;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator, or trustee of us; and

•
any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•
we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements, and advances of the applicable trustee; and

•
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures require each trustee to give notice to the holders of debt securities within the later of 90 days after an event of default and 30 days after the event of default is actually known to a responsible officer of such trustee, unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•
is in conflict with any law or the applicable indenture;

•
may involve the trustee in personal liability; or

•
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to us as obligor under such indenture;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

•
to make any change that does not adversely affect the rights of any securityholder in any material respect;

•
to establish the form or terms of debt securities of any series;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee; or

•
to cure any ambiguity, defect, or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture in any material respect.

Voting
The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent, or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities, the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof.
Subordination
Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.
No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•
either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal of, and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
•
we have paid or caused to be paid all other sums payable; and

•
an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we shall be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
No Recourse
There is no recourse under any obligation, covenant, or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers, or directors.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) is applicable.

DESCRIPTION OF DEPOSITARY SHARES
We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.
General
We may, at our option, offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights described in a prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Deposited Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting of Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:
•
all outstanding depositary shares have been redeemed;

•
there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of our company, and such distribution has been distributed to the holders of depositary shares; or

•
consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor will we be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock, debt securities, depositary shares, or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•
the title of the warrants;

•
the designation, amount, and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•
the price or prices at which the warrants will be issued;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
if applicable, a discussion of the material United States federal income tax considerations applicable to the warrants;

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•
if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•
the identity of the warrant agent;

•
any mandatory or optional redemption provision;

•
whether the warrants are to be issued in registered or bearer form;

•
whether the warrants are extendible and the period or periods of such extendibility;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution, or winding-up or to exercise voting rights, if any.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of common stock, preferred stock, debt securities, or depositary shares, issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or pre-funded on some basis. The prospectus supplement relating to any offering of purchase contracts will contain the specific terms of the purchase contracts. These terms may include, without limitation, the following:
•
whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, debt securities, or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of our common stock or preferred stock;

•
any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts;

•
United States federal income tax considerations relevant to the purchase contracts; and

•
whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•
the terms of the unit agreement governing the units.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, purchase contracts, units, or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will describe the specific terms of the subscription rights it covers. These terms may include the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for each security upon the exercise of the subscription right;

•
the number of subscription rights issued to each securityholder;

•
the number and terms of each security that may be purchased per each subscription right;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures, and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

DESCRIPTON OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters, or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Beacon, the trustees, the warrant agents or any bank depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION
We and/or the selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•
to or through underwriters, brokers, or dealers;

•
directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
through agents on a best-efforts basis; or

•
otherwise through a combination of any of the above methods of sale.

The selling securityholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.
In addition, we and/or the selling securityholders may enter into option, share lending, or other types of transactions that require us and/or the selling securityholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We and/or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling securityholders may:
•
enter into transactions involving short sales of the shares of common stock by underwriters, brokers, or dealers;

•
sell shares of common stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker, or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•
loan or pledge the shares of common stock to an underwriter, broker, or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
•
the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them; and

•
the public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may either be offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We and/or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling securityholders may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions, and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions, or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.
Agents and underwriters may be entitled to indemnification by us and/or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling securityholders in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the New York Stock Exchange. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including, without limitation, in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We and/or the selling securityholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling securityholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
If we and/or the selling securityholders offer securities in a subscription rights offering to our existing securityholders, we and/or the selling securityholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling securityholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling securityholders do not enter into a standby underwriting arrangement, we and/or the selling securityholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling securityholders.
Underwriters, dealers, and agents may engage in transactions with us and/or the selling securityholders or perform services for us and/or the selling securityholders in the ordinary course of business.
If indicated in the applicable prospectus supplement, we and/or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but will in all cases be subject to our and/or the selling securityholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that: (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject; and (ii) if the securities are being sold to underwriters, we and/or the selling securityholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITYHOLDERS
Selling securityholders are people or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement to which this prospectus is a part, and in filings we make with the SEC, which we incorporate by reference into this registration statement.
LEGAL OPINION
The validity of the securities will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. If the matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers, or agents, if any, then such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Beacon Financial Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$
       % Fixed-to-Floating Rate Subordinated Notes Due 2036
Beacon Financial Corporation

Preliminary Prospectus Supplement

Joint Book-Running Managers
Keefe, Bruyette & Woods	Piper Sandler & Co.
A Stifel Company

     , 2026